    As filed with the Securities and Exchange Commission on December 13, 2001

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                            -----------------------

       Date of Report (Date of earliest event reported): December 12, 2001

                        CATELLUS DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                    0-18694                    94-2953477
(State or other jurisdiction of   (Commission File            (I.R.S. Employer
 incorporation or organization)        Number)               Identification No.)

     201 Mission Street, Second Floor, San Francisco, California      94105
     (Address of principal executive offices)                         (Zip code)

       Registrant's telephone number, including area code: (415) 974-4500

                              --------------------

                                 Not applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 12, 2001, we agreed to repurchase from the California Public Employees' Retirement System, a government employee pension fund which is a unit of the State and Consumer Services Agency of the State of California ("CalPERS"), 10,600,000 shares of our common stock, par value $0.01 per share, at a price of $17.2755 per share. The closing market price on December 12, 2001, was $17.45 per share. The aggregate purchase price of approximately $183,120,300 is payable in cash, which we intend to fund by drawing on our cash reserves. The purchase is expected to be consummated on December 14, 2001. After giving effect to the repurchase, CalPERS will own approximately 9.45% of our outstanding common stock.


Item 7. Exhibits.

     The following exhibits are filed as part of this report:

     99.1 Purchase and Sale Agreement, dated as of December 12, 2001, by and between the Company and CalPERS.
     99.2      Press Release of the Company, dated December 12, 2001

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



     Date: December 13, 2001                CATELLUS DEVELOPMENT CORPORATION


                                          By:  /s/ C. William Hosler
                                            -----------------------------------
                                               Name:  C. William Hosler
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

                                  EXHIBIT INDEX


       EXHIBIT                                 DOCUMENT
----------------------  --------------------------------------------------------
                + 99.1  Purchase and Sale Agreement, dated as of December 12,
                        2001, by and between the Company and CalPERS
                + 99.2  Press Release of the Company, dated December 12, 2001

----------------------
 + Filed herewith.